WAIVER AND SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT

This WAIVER AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 7, 2008 (this “Amendment”), is executed by and among WESTELL TECHNOLOGIES, INC., a Delaware corporation (“Technologies”), WESTELL, INC., an Illinois corporation (“Westell”), TELTREND, LLC, a Delaware limited liability company and successor by merger to Teltrend, Inc. (“Teltrend”), CONFERENCE PLUS, INC., a Delaware corporation (“CPI”, and, together with Technologies, Westell and Teltrend, collectively, the “Companies”, and each, individually, a “Company”), Technologies, as the representative for the Companies (the “Company Representative”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

R E C I T A L S:

A.        The Companies and the Bank entered into that certain Second Amended and Restated Credit Agreement dated as of June 30, 2006 (as the same may have been heretofore or may be hereafter amended, modified, or supplemented from time to time, the “Loan Agreement”), pursuant to which Loan Agreement the Bank has made a Revolving Loan to the Companies evidenced by that certain Amended and Restated Revolving Loan Note dated as of June 30, 2006, in the maximum principal amount of $40,000,000, executed by the Companies and made payable to the order of the Bank.

B.        The Companies and the Bank have agreed to enter into this Amendment for the purposes of (i) reducing the Revolving Commitments under the revolving loan facility from $40,000,000 to $25,000,000; (ii) the Bank waiving violations by the Companies of the Fixed Charge Coverage Ratio and Total Debt to EBITDA Ratio covenants set forth in Sections 11.14.1 and 11.14.3, respectively, of the Loan Agreement; and (iii) making certain other modifications to the Loan Agreement, all in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies and the Bank hereby agree as follows:

A G R E E M E N T S:

1.	RECITALS. The foregoing Recitals are hereby made a part of this Amendment.

2.         DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.          WAIVER OF DEFAULTED COVENANTS. The Companies have informed the Bank that for the fiscal quarter ended June 30, 2008, the Companies violated (i) the Fixed Charge Coverage Ratio covenant set forth in Section 11.14.1 of the Loan Agreement, and (ii) the Total Debt to EBITDA

Ratio covenant set forth in Section 11.14.3 of the Loan Agreement (collectively, the “Defaulted Covenants”). The Companies agree that, as a result of such Defaulted Covenants, Events of Default have occurred under Section 13.1.5 of the Loan Agreement. The Companies have requested and the Bank agrees to waive compliance by the Companies with the Defaulted Covenants for the fiscal quarter ended June 30, 2008, as well as the resulting Events of Default. This waiver shall apply only to the violations referred to above and only for the period described above, and shall not be deemed to be a waiver of any future violation of Section 11.14.1 or Section 11.14.3 of the Loan Agreement, or of any violation of any other covenant or provision of the Loan Agreement, whether such violation currently exists or arises hereafter, nor shall this waiver prejudice any rights or remedies which the Bank may have or be entitled to with respect to such future violations or defaults.

4.	AMENDMENTS TO THE LOAN AGREEMENT.

4.1       Revolving Commitment. The definition of “Revolving Commitment” in Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Revolving Commitment means $25,000,000, as such amount may be reduced from time to time in accordance with Section 6.1.”

4.2        Note. All references in the Loan Agreement to the Note shall be deemed to be references to the Modification Amended and Restated Revolving Loan Note in the form of Exhibit A attached to this Amendment and made a part hereof.

5.         REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, each Company hereby certifies, represents and warrants to the Bank that:

5.1       Organization. Each Company is duly organized, existing and in good standing under the laws of the State of its organization with full and adequate power to carry on and conduct its business as presently conducted. Such Company is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The Articles of Incorporation and Bylaws or Articles of Organization and Operating Agreement, as applicable, and Borrowing Resolutions and Incumbency Certificate of such Company have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank. The exact legal name of each Company is as set forth in the preamble of this Amendment, and such Company currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. Such Company will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

5.2       Authorization. Each Company is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

5.3       No Conflicts. The execution and delivery of this Amendment and the performance by such Company of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the Articles of Incorporation or Bylaws or Articles of Organization or Operating Agreement, as applicable, of such Company or of any agreement binding upon such Company.

5.4       Validity and Binding Effect. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

5.5       Compliance with Loan Agreement. The representation and warranties set forth in Section 9 of the Loan Agreement, as amended hereby, are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof, with the exception that (i) any representations and warranties that refer to an earlier date must be true and correct in all material respects as of such date and (ii) all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Companies have complied with and are in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section 10 and Section 11 thereof.

5.6       No Event of Default. As of the date hereof and except for the Defaulted Covenants, no Event of Default under Section 13 of the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

6.         CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following:

6.1	Amendment. This Amendment executed by the Companies the Bank.

6.2        Modification Note. A Modification Amended and Restated Revolving Loan Note of even date herewith in the amount of $25,000,000, executed by the Companies and made payable to the order of the Bank, substantially in the form of Exhibit A attached hereto.

6.3       Other Documents. Such other documents and certificates as the Bank may responsibly request.

7.	GENERAL.

7.1       Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Amendment.

7.2       Successors and Assigns. This Amendment shall be binding upon the Companies, the Bank and their respective successors and assigns, and shall inure to the benefit of the Companies and the Bank and the successors and assigns of the Bank.

7.3       Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Companies, by execution of this Amendment, hereby reaffirm, assume and bind themselves to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

7.4       References to Loan Agreement. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

7.5       Expenses. The Companies shall pay all reasonable out-of-pocket costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank. The Companies shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

7.6       Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Second Amendment to Second Amended and Restated Credit Agreement as of the date first above written.

WESTELL TECHNOLOGIES, INC., as a
Company and as the Company Representative

By:	/s/ Amy T. Forster
Its:	CFO
Address:	750 North Commons Drive
Aurora, Illinois 60504

WESTELL, INC., as a Company

By:	/s/ Amy T. Forster
Its:	CFO
Address:	750 North Commons Drive
Aurora, Illinois 60504

CONFERENCE PLUS, INC., as a Company

By:	/s/ Amy T. Forster
Its:	CFO
Address:	750 North Commons Drive
Aurora, Illinois 60504

TELTREND, LLC, as a Company

By:	/s/ Amy T. Forster
Its:	CFO
Address:	750 North Commons Drive
Aurora, Illinois 60504

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Anne Eharoshe
Name:	Anne Eharoshe

Title:           Vice President

EXHIBIT A

MODIFICATION AMENDED AND RESTATED

REVOLVING LOAN NOTE

August 7, 2008

$25,000,000.00	Chicago, Illinois

Each of the undersigned, for value received, hereby jointly and severally promises to pay to the order of LaSalle Bank National Association (the “Lender”) at the principal office of LaSalle Bank National Association (the “Administrative Agent”) in Chicago, Illinois, the aggregate unpaid amount of all Revolving Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

Each of the undersigned hereby jointly and severally further promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Second Amended and Restated Credit Agreement, dated as of June 30, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” terms not otherwise defined herein are used herein as defined in the Credit Agreement), among each of the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note shall be in replacement of and in substitution for that certain Amended and Restated Revolving Loan Note dated June 30, 2006, in the original principal amount of $40,000,000, made by Westell Technologies, Inc., Westell, Inc., Conference Plus, Inc., and Teltrend, LLC and payable to the order of the Lender (the “Original Note”). The indebtedness evidenced by the Original Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

WESTELL TECHNOLOGIES, INC.

By: /s/ Amy T. Forster

Name: Amy T. Forster

Title: CFO

WESTELL, INC.

By: /s/ Amy T. Forster

Name: Amy T. Forster

Time: CFO

TELTREND, LLC

By: /s/ Amy T. Forster

Name: Amy T. Forster

Title: CFO

CONFERENCE PLUS, INC.

By: /s/ Amy T. Forster

Name: Amy T. Forster

Title: CFO

(SIGNATURE PAGE TO MODIFICATION AMENDED AND RESTATED REVOLVING NOTE)

7